Exhibit 24
POWER OF ATTORNEY
We, the undersigned directors of the Federal Home Loan Bank of Cincinnati, hereby appoint David H. Hehman and Donald R. Able, or either of them, our true and lawful attorneys and agents to do any and all acts and things in our names and on our behalves, in our capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, the Report and any and all amendments to the Report, and we hereby ratify and confirm all that said attorneys and agents, or each of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1934, as amended, this Power of Attorney has been signed below by the following persons as of the 18th day of March 2010, in the capacities indicated:

Signature	Title

/s/ Grady P. Appleton Grady P. Appleton	Director

/s/ Robert E. Brosky Robert E. Brosky	Director

/s/ William Y. Carroll William Y. Carroll	Director

/s/ B. Proctor Caudill, Jr. B. Proctor Caudill, Jr.	Director (Vice Chair)

/s/ James R. DeRoberts James R. DeRoberts	Director

/s/ Mark N. DuHamel Mark N. DuHamel	Director

/s/ Leslie D. Dunn	Director
Leslie D. Dunn

/s/ Stephen D. Hailer Stephen D. Hailer	Director

/s/ Charles J. Koch Charles J. Koch	Director

/s/ Michael R. Melvin Michael R. Melvin	Director

/s/ Donald J. Mullineaux Donald J. Mullineaux	Director

/s/ Alvin J. Nance Alvin J. Nance	Director

/s/ R. Stan Puckett R. Stan Puckett	Director

/s/ Charles J. Ruma Charles J. Ruma	Director

/s/ William J. Small William J. Small	Director

/s/ Billie W. Wade Billie W. Wade	Director

/s/ Carl F. Wick Carl F. Wick	Director (Chair)